Exhibit 99.4

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The unaudited pro forma condensed combined balance sheet set forth below reflects consummation of the merger between FNB Bancorp and Oceanic Bank Holding, Inc. as if the merger had been consummated on June 30, 2012. The unaudited pro forma condensed combined statements of earnings for FNB Bancorp and Oceanic Bank Holding, Inc. for the six months ended June 30, 2012 and for the twelve months ended December 31, 2011 were prepared as if the merger had been consummated as of the beginning of the periods presented. The unaudited pro forma condensed combined financial statements and notes thereto reflect the application of the acquisition method of accounting. Under the acquisition method of accounting, the assets and liabilities of Oceanic Bank Holding, Inc. are recorded on the books of FNB Bancorp at their fair value as of the effective time of the merger. The difference between the cost of Oceanic Bank Holding, Inc. and the fair value of its identifiable assets, less the fair value of its liabilities, is recognized as goodwill. Conversely, the difference between the fair value of its identifiable assets, less the fair value of liabilities assumed, is recognized as a bargain purchase gain and is reflected in income at the time of acquisition. The unaudited pro forma condensed combined financial statements included herein are not necessarily indicative of the future results of operations or the future financial position of the combined entities or the results of operations and financial position of the combined entities that would have actually occurred had the transactions been in effect as of the dates or for the periods presented. Such information does not include any pro forma adjustments relating to any future revenue enhancements and reductions in expenses that may be realized.

FNB Bancorp and Subsidiary

Unaudited Proforma Condensed Combined Balance Sheet

June 30, 2012

		Oceanic
	FNB	Bank	Pro Forma		Pro Forma
	Bancorp	Holding, Inc.	Adjustments		Combined
	(Dollars in thousands)
ASSETS
Cash and due from banks	$44,856	$29,594	$(27,761)	(2)	$46,689
Investment securities, available for sale	203,548	13,878	(210)	(3)	217,216
Loans	461,758	113,603	(4,290)	(3)	571,071
Allowance for loan losses	(8,458)	(1,901)	1,901	(3)	(8,458)
Premises and equipment, net	12,916	12	—		12,928
Goodwill	1,841	—	—		1,841
Core deposit intangible, net	146	0	109	(3)	255
Other assets	32,143	2,896	1,075	(3)	36,114
Total assets	$748,750	$158,082	$(29,176)		$877,656

LIABILITIES
Deposits:
Noninterest-bearing	$159,370	$12,046	$—		$171,416
Interest-bearing	492,473	102,611	49	(3)	595,133
Total deposits	651,843	114,657	49		766,549
Borrowings	—	10,090	82	(3)	10,172
Other liabilities	7,586	487	—		8,073
Total liabilities	659,429	125,234	131		784,794

Shareholder’s Equity
Preferred Stock	12,600	—	—		12,600
Common Stock	49,097	9,000	(9,000)	(4)	49,097
Retained Earnings	24,179	23,848	(23,848)	(4)	24,179
	—	—	3,541	(4)	3,541
Accumulated other comprehensive income	3,445	—	—		3,445
Total shareholder’s equity	89,321	32,848	(29,307)		92,862
Total liabilities and shareholder’s equity	$748,750	$158,082	$(29,176)		$877,656

See Notes to the Unaudited Pro Forma Condensed Combined Financial Statements.

FNB Bancorp and Subsidiary

Proforma Condensed Combined Statement of Earnings

For the Six Months Ended June 30, 2012

		Oceanic			Proforma
	FNB	Bank	Proforma		Combined
	Bancorp	Holding, Inc.	Adjustments		Company

Interest income:
Interest and fees on loans	$13,513	$3,054	534	(5)	17,101
Interest and dividends on cash and securities	2,247	223	—		2,470
Total interest income	15,760	3,277	534		19,571

Interest expense:
Interest on deposits	1,337	418	10	(5)	1,765
Interest on FHLB Advances	—	109	(20)	(5)	89
Total interest expense	1,337	527	(10)		1,854
Provision for loan losses	800	55	—		855
Net interest income after provision for loan losses	13,623	2,695	544		16,862
Noninterest income:
Service charges	1,496	13	—		1,509
Other income	1,839	136	—		1,975
Total noninterest income	3,335	149	—		3,484
Noninterest expense:
Salaries and employee benefits	7,419	867	—		8,286
Occupancy expense	1,198	419	—		1,617
Other expense	4,934	474	8	(6)	5,416
Total noninterest expense	13,551	1,760	8		15,319
Earnings before provision for income tax expense	3,407	1,084	536		5,027
Provision for income tax expense	891	412	220	(7)	1,523
Net earnings	$2,516	$672	$316		$3,504
Preferred stock dividends	343	—	—		$343
Net earnings available to common shareholders	$2,173	$672	$316		$3,161
Earnings per share:
Basic	$0.62				$0.90
Diluted	$0.61				$0.89
Weighted average shares - basic	3,512				3,512
Weighted average shares - diluted	3,563				3,563

See Notes to the Unaudited Pro Forma Condensed Combined Financial Statement

FNB Bancorp and Subsidiary

Proforma Condensed Combined Statement of Earnings

For the Year Ended December 31, 2011

					Proforma
		Oceanic Bank	Proforma		Combined
	FNB Bancorp	Holding, Inc.	Adjustments		Company

Interest income:
Interest and fees on loans	$29,320	$6,339	1,068	(5)	36,727
Interest and dividends on cash and securities	3,577	720	—		4,297
Total interest income	32,897	7,059	1,068		41,024

Interest expense:
Interest on deposits	3,327	963	20	(5)	4,310
Interest on FHLB Advances	—	466	(40)	(5)	426
Total interest expense	3,327	1,429	(20)		4,736
Provision for loan losses	1,750	138	—		1,888
Net interest income after provision for loan losses	27,820	5,492	1,088		34,400
Noninterest income:
Service charges	3,107	114	—		3,221
Other income	1,972	287	—		2,259
Total noninterest income	5,079	401	—		5,480
Noninterest expense:
Salaries and employee benefits	13,726	2,028	—		15,754
Occupancy expense	2,331	823	—		3,154
Other expense	11,017	962	16	(6)	11,995
Total noninterest expense	27,074	3,813	16		30,903
Earnings before provision for income tax expense	5,825	2,080	1,072		8,977
Provision for income tax expense	1,568	782	440	(7)	2,790
Net earnings	$4,257	$1,298	$632		$6,187
Preferred stock dividends	800	—	—		$800
Net earnings available to common shareholders	$3,457	$1,298	$632		$5,387
Earnings per share:
Basic	$0.99				$1.54
Diluted	$0.98				$1.53
Weighted average shares - basic	3,509				3,509
Weighted average shares - diluted	3,532				3,532

See Notes to the Unaudited Pro Forma Condensed Combined Financial Statement

(1) Basis of Presentation. The Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2012 has been prepared as if the merger had been consummated on that date. The Unaudited Pro Forma Condensed Statements of Income for the six and twelve month periods ended June 30, 2012 and December 31, 2011, respectively, for FNB Bancorp and Subsidiary have been prepared as if the merger had been consummated at the beginning of the periods presented.

The Unaudited Pro Forma condensed Combined Balance Sheet is based on historical information from financial statements of FNB Bancorp and Oceanic Bank Holding, Inc. after giving effect to the merger under the acquisition method of accounting and the assumptions and adjustments in the notes that follow.

Assumptions relating to the pro forma adjustments set forth in the Unaudited Pro Forma Condensed Combined Financial Statements are based, in part, upon estimated fair values. Estimated fair values for securities, loans deposits and borrowings were obtained from appropriate valuation methodologies and market information in accordance with Statement of Financial Accounting Standards Board ASC 820, “Fair Values Measurements.” The resulting discounts on loans and deposits for purposes of these pro forma financial statements are being amortized to interest income and interest expense on a straight line basis over the estimated term to maturity of 5 years for loans and 7 years for deposits. The actual discounts will be amortized to interest income and expense to produce a constant yield to maturity. Core deposit intangibles created as a result of the transaction are for non-maturity deposits and in the pro forma financial statements are being amortized to non-interest expense using straight line amortization over a period of seven years.

(2) Purchase accounting adjustments recorded for the merger were as follows:

Contractual purchase price	$27,750
Escrow and closing costs, net	11
Total cash paid	$27,761

(3) Fair value adjustments to the net book value of assets acquired and liabilities assumed for the merger are as follows:

Fair Value Adjustment
Investment securities	$(210)
Loans receivable	(4,290)
Allowance for loan losses	1,901
Core deposit intangible	109
Time Deposits	(49)
Other borrowings	(82)
Subtotal net fair value adjustments	(2,621)
Deferred tax asset related to purchase	1,075
Total fair value adjustments	$(1,546)

(4) Purchase accounting adjustments to eliminate shareholders’ equity and to record a bargain purchase gain are as follows:

Elimination of common stock	$(9,000)
Elimination of retained earnings	(23,848)
Cash consideration paid to sellers	27,761
Fair value adjustments (see Note 3)	1,546
Bargain purchase gain	$(3,541)

(5) Pro forma adjustments to interest income and interest expense were calculated for the transaction as follows:

	For the Six Months Ended June 30, 2012	For the Twelve Months Ended December 31, 2012
Accretion of discount on loans (5 years)	$534	$1,068
Total adjustments to interest income	$534	$1,068

Amortization of premium on time certificates of deposit (2 years)	$10	$20
Amortization of premium on FHLB advances (2 years)	(20)	(40)
Total adjustments to interest expense	$10	$20

(6) The core deposit intangible created as a result of the merger was $109,000. The core deposit intangible is amortized based on a straight line basis over 7 years. The Pro forma adjustment to non-interest expense for the amortization of the core deposit intangible is $8,000 for the six months ended June 30, 2012 and $16,000 for twelve months ended December 31, 2011.

(7) Pro forma income tax expense was calculated using an effective tax rate of 41%.

(8) Pro forma basic earnings per common share is calculated by dividing net earnings by the average number of common shares outstanding. Diluted earnings per common share is calculated using the same method as basic earnings per common share, but reflects potential dilution of common share equivalents. The basic and diluted weighted average number of common stock and common stock equivalents utilized for the calculation of earnings per share for the periods presented were calculated using FNB Bancorp’s historical weighted average common stock and common stock equivalents.